Exhibit 99.1

Talaris Therapeutics Announces Leadership Transition

BOSTON, MA, and LOUISVILLE, KY, May 26, 2023 – Talaris Therapeutics, Inc. (Nasdaq: TALS), today announced the appointment of Mary Kay Fenton as interim Chief Executive Officer and President effective as of today. Ms. Fenton, who will continue as Talaris’s Chief Financial Officer, succeeds Chief Executive Officer Scott Requadt who will be leaving the Company as part of a planned workforce reduction, as previously announced by the Company.

“On behalf of the board, I would like to thank Scott for his unwavering commitment to patients and to Talaris over the past four and a half years,” said Francois Nader, MD, Chairman of the Talaris Therapeutics Board of Directors. “I welcome Mary Kay in her new role and look forward to working more closely with her to oversee the ongoing review of strategic alternatives for Talaris.”

Talaris is currently conducting a comprehensive review of strategic alternatives focused on maximizing shareholder value, including possible business combinations and/or a divestiture of the Company’s cell therapy CMC capabilities. The Company has not set a timetable for completion of this strategic review and does not intend to comment further on the status of this process unless or until its Board of Directors has approved a definitive course of action, or it is determined that other disclosure is appropriate. There can be no assurance that this strategic review will result in Talaris pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms.

About Talaris Therapeutics

Talaris Therapeutics, Inc. is a cell therapy company developing an innovative method of allogeneic hematopoietic stem cell transplantation (“allo-HSCT”), called Facilitated Allo-HSCT Therapy. The Company maintains corporate offices in Boston, Massachusetts, a laboratory in Houston, Texas and its cell processing facility in Louisville, Kentucky.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Talaris Therapeutics, Inc.’s (“Talaris,” the “Company,” “we,” or “our”) strategy, business plans and focus; statements regarding Talaris’ plans to explore and evaluate strategic options and take other actions to extend and maximize its resources; expectations regarding the intended benefit and cost savings from its planned restructuring and expectations regarding Talaris’ use of capital, expenses and other financial results. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: volatility and uncertainty in the capital markets for biotechnology companies; Talaris’ ability to execute its planned exploration and evaluation of strategic alternatives; availability of suitable third parties with which to conduct contemplated strategic transactions; whether Talaris will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms; whether Talaris’ restructuring plans will provided the intended benefit and cost savings. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Talaris’ views only as of today and should not be relied upon as representing our views as of any subsequent date. Talaris explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact

Chris Brinzey
ICR Westwicke
chris.brinzey@westwicke.com
(339) 970-2843